                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):    January 22, 2003
                                                     ----------------------


                               THE TIMKEN COMPANY
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)



             Ohio                       1-1169                   34-0577130
-------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
       of Incorporation)              File Number)          Identification No.)


1835 Dueber Avenue, S.W., Canton, Ohio                            44706-2798
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


    (Registrant's Telephone Number, Including Area Code)     (330) 438-3000

ITEM 5.    OTHER EVENTS.

PRESS RELEASES

         On January 22, 2003, The Timken Company issued the following press release:

                           The Timken Company Reports

                    Improved Fourth Quarter and 2002 Results

         CANTON, OH, January 22, 2003 - Improved fourth quarter performance versus 2001 capped a strong year for The Timken Company, which today reported increased sales and earnings for both the quarter and the full year.

         Net income for the 2002 fourth quarter was $36.5 million or $0.57 per diluted share versus $1.2 million or $0.02 per diluted share in the fourth quarter a year ago, when the economy was particularly weak. Sales were $644.9 million, 12 percent above the $573.6 million recorded a year ago, despite a 2002 fourth quarter decline in U.S. industrial production and a still sluggish U.S. and global economy. However, strong automotive markets in North America, the impact of our manufacturing strategy initiative and the benefits of the higher Continued Dumping and Subsidy Offset Act (CDSOA) payment improved results in the fourth quarter.

         Excluding CDSOA income, restructuring and reorganization costs and adjustments for goodwill amortization, the company reported fourth quarter earnings of $12 million or $0.19 per diluted share versus a loss of $11.4 million or $0.19 per diluted share a year ago.

         "While improved volumes related to a strong automotive industry helped sales growth, the transformation in all three of our company's business segments also contributed significantly to the bottom line," said James W. Griffith, president and CEO. "A continued emphasis on reducing costs, creating a network of focused factories and successfully introducing new products and services resulted in strengthened profitability despite a struggling economy."

         For the year 2002, Timken reported sales of $2.6 billion, a 4 percent increase from 2001. The company had income before the cumulative effect of an accounting change of $51.4 million or $0.83 per diluted share in 2002 versus a loss of $41.7 million or $0.69 per diluted share in 2001. Including a goodwill impairment write-off of $12.7 million after taxes in the third quarter reflecting the cumulative effect of an accounting change, the company had net income of $38.7 million or $0.62 per diluted share in 2002.

         Excluding CDSOA income, restructuring and reorganization costs, adjustments for goodwill amortization and the cumulative effect of the accounting change, the company reported net income of $53.3 million or $0.87 per diluted share versus $0.7 million or $0.01 per diluted share a year ago.

         In 2002 and 2001, the company received payments resulting from the CDSOA, which requires that tariffs collected on dumped imports be directed to the industries harmed. This special payment (net of expenses) was $50.2 million in 2002 versus $29.6 million in 2001. Despite World Trade Organization objections to the CDSOA payments, the company continues to believe the U.S. law is appropriate and justified. Payments under CDSOA are made to eligible domestic producers only when dumping continues after an anti-dumping order is issued.

         Timken's manufacturing strategy and salaried workforce reduction initiatives announced in 2001 have met the $80 million annual rate of savings projection targeted for 2002. The company expects to reach the $120 million of annual savings projected for the end of 2004 from these initiatives. Restructuring and reorganization costs associated with these initiatives were completed in 2002. The cumulative program costs of $107.4 million were within the range announced in the second quarter of 2001.

         Net debt at the end of 2002 was $379.2 million, down $84.4 million from $463.6 million at the end of 2001. This reduction resulted from improved profitability, prudent capital spending and the CDSOA payment.

         As part of the company's long-term pension funding strategy, in 2002 Timken contributed $106.4 million to its domestic pension plans, $54.5 million of which was company common stock. As a result of a negative 6 percent return on the company's domestic pension investments and a reduction in its discount rate from 7.5 to 6.6 percent, Timken recorded a $401.6 million minimum pension liability increase. This reduced shareholders' equity by $254.3 million and increased deferred tax assets by $147.3 million. As a result of declines in the financial markets, the company is changing its assumption for expected rate of return on plan assets from 9.5 to 8.75 percent for 2003. This change, along with the lower discount rate, will result in an increase in 2003 pretax pension expense of approximately $25 million.

         The company's announced plan to acquire Torrington is proceeding as expected. Timken received U.S. antitrust approval for the acquisition under the Hart-Scott-Rodino Act in December. The transaction is expected to close during the first quarter of 2003, pending additional regulatory clearances outside the United States, successful completion of debt and equity financings and customary closing conditions. A dedicated team is in place, planning for the Torrington integration. In connection with the Torrington acquisition, the company believes it can achieve pretax savings of approximately $80 million by the end of 2005 before implementation costs. This includes pretax savings of approximately $20 million by the end of the first year following the acquisition. Timken also expects to utilize cash resources of approximately $130 million for integration and implementation activities over the next four years.

         The following segment results exclude CDSOA income, restructuring and reorganization costs and goodwill amortization.

         Automotive Bearings' Results

         Automotive fourth quarter EBIT was $11.6 million on sales of $210.8 million, compared to a loss of $2.0 million on sales of $185.3 million a year ago. Cost control, improved volumes, new product sales and a year-end LIFO adjustment contributed to Automotive's performance. Partially offsetting these positive items were increased costs due to manufacturing inefficiencies, including those associated with servicing high product demand levels during the Duston, England, plant closing. For the year sales were $840.8 million versus $751.0 million last year. EBIT was $32.6 million versus a loss of $11.4 million in 2001. This resulted from strong markets, particularly in North America, coupled with sales on seven new vehicle platforms and the positive impact of the manufacturing strategy initiatives. Closing the Duston plant will contribute to improvements in the cost structure and asset utilization of the Automotive Business.

         Industrial Bearings' Results

         Fourth quarter Industrial EBIT was $13.8 million on sales of $225.3 million compared to EBIT of $5.7 million on sales of $204.2 million for the same period in 2001. Soft markets and reduced demand created challenges for the Industrial Business throughout 2002. However, the manufacturing transformation positively impacted the business by reducing costs and improving productivity, offsetting weak markets. In 2002, Industrial won new business and introduced a broader line of products and services to meet distributor needs. For the year, sales were $883.5 million with EBIT of $51.5 million versus $882.3 million in sales and $43.4 million in EBIT last year.

         Steel Business Results

         The Steel Business reported fourth quarter EBIT of $0.2 million on sales of $240.7 million, which includes intersegment sales of $31.8 million. This compares with a loss of $6.3 million on fourth quarter sales of $216.1 million in 2001. Continued strong sales to the automotive industry and modest increases to industrial customers were tempered by weaknesses in the aerospace specialty steel business. EBIT was hurt by raw material costs and holiday shutdowns and a year-end LIFO adjustment. For the year Steel's sales, including intersegment sales, increased 2 percent to $981.3 million compared to $960.4 million in 2001. EBIT in 2002 was $32.5 million, up from $13.4 million in 2001. Despite the modest increase in sales in 2002, the Steel Business more than doubled EBIT with tight cost control and improved productivity.

         Outlook

          The Timken Company continues to be concerned about the health of the economy, but is positioned to continue improving financial performance in 2003. We believe that output in the global automotive industry will be softer in 2003, while industrial markets should see some modest recovery over the course of the year. The company expects to continue to benefit from initiatives to reduce costs and from new product and service offerings that will improve profitability. We also expect that the Torrington acquisition, when completed, will provide additional opportunities to leverage financial performance.

         Certain statements in this news release (including statements regarding the company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including European Commission antitrust clearance, financing and other closing risks associated with the consummation of the acquisition of Torrington; the uncertainties in both timing and amount, if any, of actual benefits realized through economies of scale, elimination of duplicative costs, operating efficiencies and enhanced productivity through the integration of Torrington with Timken's operations; risks associated with diversion of management's attention from routine operations during the integration process; risks associated with the greater level of debt associated with the combined companies; and the impact on operations of general economic conditions, the cyclicality of the company's business, customer demand and the company's ability to achieve the benefits of its ongoing restructuring and cost-reduction programs. These and additional factors are described in greater detail in the company's 2001 Annual Report, page 39, the Annual Report on Form 10-K for the year ended December 31, 2001 and the quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002. The company undertakes no obligation to update or revise any forward-looking statement.

         The Timken Company (NYSE: TKR) (http://www.timken.com/) is a leading international manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as a provider of related products and services. With operations in 24 countries, the company employs about 18,000 people worldwide. The company will conduct a teleconference on January 22 at 10 a.m. Eastern Daylight Time on its fourth quarter and year-end results. Dial 706-634-0975 (reference Timken) or link to www.timken.com for the Web cast. Replay will be available by calling 706-645-9291, beginning at 1 p.m. EDT, January 22 through 11:59 p.m. on January 31. Access Code is 7490552.

                                     #####

CONSOLIDATED STATEMENT OF OPERATIONS                                                        AS REPORTED
---------------------------------------------------------------------------------------------------------------------------------
(THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)                           4Q 02           4Q 01         YEAR 2002       Year 2001
---------------------------------------------------------------------------------------------------------------------------------
Net sales                                                               $644,898        $573,575      $2,550,075      $2,447,178
Cost of products sold                                                    528,123         488,646       2,071,956       2,032,685
 Goodwill amortization                                                         -           1,447               -           6,060
 Reorganization expenses - cost of products sold                           1,403           2,810           8,542           7,713
---------------------------------------------------------------------------------------------------------------------------------
    GROSS PROFIT                                                        $115,372         $80,672        $469,577        $400,720
Selling, administrative & general expenses (SG&A)                         89,751          84,802         348,963         358,778
Reorganization expenses - SG&A                                             2,736           2,226           9,903           4,905
Impairment and restructuring                                               7,157           5,284          32,143          54,689
---------------------------------------------------------------------------------------------------------------------------------
    OPERATING INCOME (LOSS)                                              $15,728        ($11,640)        $78,568        ($17,652)
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
      payment (2)                                                         50,202         $29,555          50,202         $29,555
Other expense                                                               (898)         (2,123)        (13,388)         (7,494)
---------------------------------------------------------------------------------------------------------------------------------
    EARNINGS BEFORE INTEREST AND TAXES (EBIT)                            $65,032         $15,792        $115,382          $4,409
Interest expense                                                          (7,544)         (7,588)        (31,540)        (33,401)
Interest income                                                              685             439           1,676           2,109
---------------------------------------------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                           $58,173          $8,643         $85,518        ($26,883)
Provision for income taxes                                                21,707           7,425          34,067          14,783
                                                                    -------------------------------------------------------------
    INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE                                            $36,466          $1,218         $51,451        ($41,666)
Cumulative effect of change in accounting principle (net of
      income tax benefit of $7,786)                                            -               -         (12,702)              -
                                                                    -------------------------------------------------------------
    NET INCOME (LOSS)                                                    $36,466          $1,218         $38,749        ($41,666)
                                                                    =============================================================
   EARNINGS PER SHARE:
     INCOME (LOSS) BEFORE ACCOUNTING CHANGE                                $0.58           $0.02           $0.84          ($0.69)
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                    -               -          ($0.21)              -
                                                                    -------------------------------------------------------------
   EARNINGS PER SHARE                                                      $0.58           $0.02           $0.63          ($0.69)
                                                                    =============================================================

   EARNINGS PER SHARE-ASSUMING DILUTION:
     INCOME (LOSS) BEFORE ACCOUNTING CHANGE                                $0.57           $0.02           $0.83          ($0.69)
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                    -               -          ($0.21)              -
                                                                    -------------------------------------------------------------
   EARNINGS PER SHARE-ASSUMING DILUTION                                    $0.57           $0.02           $0.62          ($0.69)
                                                                    =============================================================

Average Shares Outstanding                                            63,346,740      59,841,185      61,128,005      59,947,568
Average Shares Outstanding-assuming dilution                          63,758,276      59,954,790      61,635,339      59,947,568
================================================================================================================================

CONSOLIDATED STATEMENT OF OPERATIONS                                                       ADJUSTED (1)
---------------------------------------------------------------------------------------------------------------------------------
(THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)                            4Q 02           4Q 01         YEAR 2002       Year 2001
---------------------------------------------------------------------------------------------------------------------------------
Net sales                                                               $644,898        $573,575      $2,550,075      $2,447,178
Cost of products sold                                                    528,123         488,646       2,071,956       2,032,685
 Goodwill amortization                                                         -               -               -               -
 Reorganization expenses - cost of products sold                               -               -               -               -
                                                                    -------------------------------------------------------------
    GROSS PROFIT                                                        $116,775         $84,929        $478,119        $414,493
Selling, administrative & general expenses (SG&A)                         89,751          84,802         348,963         358,778
Reorganization expenses - SG&A                                                 -               -               -               -
Impairment and restructuring                                                   -               -               -               -
                                                                    ------------------------------------------------------------
    OPERATING INCOME (LOSS)                                              $27,024            $127        $129,156         $55,715
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
      payment (2)                                                              -               -               -               -
Other expense                                                               (898)         (2,123)        (13,388)         (7,494)
                                                                    -------------------------------------------------------------
    EARNINGS BEFORE INTEREST AND TAXES (EBIT)                            $26,126         ($1,996)       $115,768         $48,221
Interest expense                                                          (7,544)         (7,588)        (31,540)        (33,401)
Interest income                                                              685             439           1,676           2,109
                                                                    -------------------------------------------------------------
    INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                           $19,267         ($9,145)        $85,904         $16,929
Provision for income taxes                                                 7,220           2,225          32,558          16,243
                                                                    -------------------------------------------------------------
    INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE                                            $12,047        ($11,370)        $53,346            $686
Cumulative effect of change in accounting principle (net of
      income tax benefit of $7,786)                                            -               -               -               -
                                                                    -------------------------------------------------------------
    NET INCOME (LOSS)                                                    $12,047        ($11,370)        $53,346            $686
                                                                    =============================================================
   EARNINGS PER SHARE:
     INCOME (LOSS) BEFORE ACCOUNTING CHANGE                                $0.19          ($0.19)          $0.87           $0.01
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                    -               -               -               -
                                                                    -------------------------------------------------------------
   EARNINGS PER SHARE                                                      $0.19          ($0.19)          $0.87           $0.01
                                                                    =============================================================

   EARNINGS PER SHARE-ASSUMING DILUTION:
     INCOME (LOSS) BEFORE ACCOUNTING CHANGE                                $0.19          ($0.19)          $0.87           $0.01
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                    -               -               -               -
                                                                    -------------------------------------------------------------
   EARNINGS PER SHARE-ASSUMING DILUTION                                    $0.19          ($0.19)          $0.87           $0.01
                                                                    =============================================================

Average Shares Outstanding                                            63,346,740      59,841,185      61,128,005      59,947,568
Average Shares Outstanding-assuming dilution                          63,758,276      59,954,790      61,635,339      59,947,568
=================================================================================================================================


BUSINESS SEGMENTS
---------------------------------------------------------------------------------------------------------------------------------
(THOUSANDS OF U.S. DOLLARS)                                               4Q 02           4Q 01        YEAR 2002       Year 2001
---------------------------------------------------------------------------------------------------------------------------------
AUTOMOTIVE BEARINGS
Net sales to external customers                                         $210,754        $185,268        $840,763         $751,029
Impairment and restructuring                                               1,981           3,412          18,992          27,270
Reorganization expenses                                                    2,052           2,467           9,730           3,747
Goodwill amortization                                                          -             (31)              -              37
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
       payment (2)                                                        10,829           2,501          10,829           2,501
Earnings before interest and taxes (EBIT) *                              $18,359         ($5,382)        $14,715        ($39,939)
EBIT Margin                                                                  8.7%          -2.9%             1.8%          -5.3%

INDUSTRIAL BEARINGS
Net sales to external customers                                         $225,304        $204,238        $883,534        $882,279
Impairment and restructuring                                               2,087           1,328           9,313          25,671
Reorganization expenses                                                    2,087           2,569           8,715           7,848
Goodwill amortization                                                          -           1,168               -           4,781
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
      payment (2)                                                         39,373          27,054          39,373          27,054
Earnings before interest and taxes (EBIT) *                              $49,015         $27,722         $72,872         $32,144
EBIT Margin                                                                 21.8%           13.6%            8.2%            3.6%

STEEL
Net sales to external customers                                         $208,840        $184,069        $825,778        $813,870
Intersegment sales                                                        31,845          32,008         155,500         146,492
                                                                    -------------------------------------------------------------
Total net sales                                                         $240,685        $216,077        $981,278        $960,362
Impairment and restructuring                                               3,089             544           3,838           1,748
Reorganization expenses                                                        -             -                 -           1,023
Goodwill amortization                                                          -             310               -           1,242
Earnings before interest and taxes (EBIT) *                              ($2,848)        ($7,177)        $28,682          $9,345
EBIT Margin                                                                 -1.2%           -3.3%            2.9%            1.0%

BUSINESS SEGMENTS
---------------------------------------------------------------------------------------------------------------------------------
(THOUSANDS OF U.S. DOLLARS)                                               4Q 02          4Q 0    1     YEAR 2002       Year 2001
---------------------------------------------------------------------------------------------------------------------------------
AUTOMOTIVE BEARINGS
Net sales to external customers                                         $210,754        $185,268        $840,763        $751,029
Impairment and restructuring                                                   -               -               -               -
Reorganization expenses                                                        -               -               -               -
Goodwill amortization                                                          -               -               -               -
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
      payment (2)
Earnings before interest and taxes (EBIT) *                              $11,563         ($2,035)        $32,608        ($11,386)
EBIT Margin                                                                  5.5%          -1.1%             3.9%          -1.5%

INDUSTRIAL BEARINGS
Net sales to external customers                                         $225,304        $204,238        $883,534        $882,279
Impairment and restructuring                                                   -               -               -               -
Reorganization expenses                                                        -               -               -               -
Goodwill amortization                                                          -               -               -               -
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA)
       payment (2)
Earnings before interest and taxes (EBIT) *                              $13,816          $5,733         $51,527         $43,390
EBIT Margin                                                                  6.1%            2.8%            5.8%            4.9%

STEEL
Net sales to external customers                                         $208,840        $184,069        $825,778        $813,870
Intersegment sales                                                        31,845          32,008         155,500         146,492
                                                                    -------------------------------------------------------------
Total net sales                                                         $240,685        $216,077        $981,278        $960,362
Impairment and restructuring                                                   -               -               -               -
Reorganization expenses                                                        -               -               -               -
Goodwill amortization                                                          -               -               -               -
Earnings before interest and taxes (EBIT) *                                 $241         ($6,323)        $32,520         $13,358
EBIT Margin                                                                  0.1%          -2.9%             3.3%            1.4%


*Automotive Bearings, Industrial Bearings and Steel EBIT do not equal
 Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.

(1) "Adjusted" statements exclude the impact of restructuring and reorganization charges for all quarters shown, elimination of goodwill amortization in 2001, cumulative effect of change in accounting principle recognized in 2002 and receipt of CDSOA payment.

(2) The receipt of the CDSOA payment is net of expenses.

-------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS                           For the three months ended     For the twelve months ended
                                                                DEC 31            Dec 31        DEC 31           Dec 31
(THOUSANDS OF U.S. DOLLARS)                                      2002              2001          2002            2001
------------------------------------------------------------------------------------------------------------------------
Cash Provided (Used)
OPERATING ACTIVITIES
Net Income (Loss)                                                $36,466          $1,218         $38,749        ($41,666)
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Cumulative effect of accounting change                               -               -          12,702               -
  Depreciation and amortization                                   35,579          38,452         146,535         152,467
  (Credit) provision for deferred income taxes                    (6,307)         30,209          17,250          23,013
  Stock issued in lieu of cash to employee benefit plans             589             122           5,217           1,441
  Non-cash impact of impairment and restructuring charges           (196)          1,488         (13,564)         41,832
  Changes in operating assets and liabilities:
    Accounts receivable                                           20,575          65,612         (43,679)         44,803
    Inventories                                                  (15,389)         29,244         (50,611)         51,247
    Other assets                                                   3,568           9,400          (3,198)        (16,897)
    Accounts payable and accrued expenses                         34,667         (22,710)         80,761         (72,483)
    Foreign currency translation                                   1,591          (8,687)         10,037          (3,886)
                                                              -----------------------------------------------------------
     Net Cash Provided by Operating Activities                  $111,143        $144,348        $200,199        $179,871

INVESTING ACTIVITIES
  Purchases of property, plant and equipment, net               ($32,908)       ($24,545)       ($66,757)       ($86,377)
  Acquisitions                                                         -         (11,787)         (6,751)        (12,957)
                                                              ----------------------------------------------------------
     Net Cash Used by Investing Activities                      ($32,908)       ($36,332)       ($73,508)       ($99,334)

FINANCING ACTIVITIES
  Cash dividends paid to shareholders                            ($8,232)        ($7,778)       ($31,713)       ($40,166)
  Purchase of treasury shares                                          -            (136)              -          (2,931)
  Payments on long-term debt                                        (424)           (689)        (37,296)         (2,176)
  Proceeds from issuance of long-term debt                             -           4,656               -          80,766
  Short-term debt activity - net                                 (25,960)        (95,808)        (11,498)        (90,980)
                                                              ----------------------------------------------------------
     Net Cash Used by Financing Activities                      ($34,616)       ($99,755)       ($80,507)       ($55,487)

Effect of exchange rate changes on cash                            1,619            (784)          2,474          (2,585)

Increase in Cash and Cash Equivalents                            $45,238          $7,477         $48,658         $22,465
Cash and Cash Equivalents at Beginning of Period                  36,812          25,915          33,392          10,927
                                                              ----------------------------------------------------------

Cash and Cash Equivalents at End of Period                       $82,050         $33,392         $82,050         $33,392
                                                              ==========================================================

-------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET                                          DEC 31                Dec 31
(THOUSANDS OF U.S. DOLLARS)                                          2002                 2001
-------------------------------------------------------------------------------------------------
ASSETS
Cash & cash equivalents                                              $82,050             $33,392
Accounts receivable                                                  361,316             307,759
Refundable income taxes                                                    -              15,103
Deferred income taxes                                                 36,003              42,895
Inventories                                                          488,923             429,231
-------------------------------------------------------------------------------------------------
    Total Current Assets                                            $968,292            $828,380
Property, plant & equipment                                        1,226,244           1,305,345
Other assets                                                         553,820             399,359
-------------------------------------------------------------------------------------------------
    Total Assets                                                  $2,748,356          $2,533,084
=================================================================================================

LIABILITIES
Accounts payable & other liabilities                                $296,543            $258,001
Short-term debt & commercial paper                                   111,134             128,864
Accrued expenses                                                     226,393             254,291
-------------------------------------------------------------------------------------------------
    Total Current Liabilities                                       $634,070            $641,156
Long-term debt                                                       350,085             368,151
Accrued pension cost                                                 723,188             317,297
Accrued postretirement benefits                                      411,304             406,568
Other non-current liabilities                                         20,623              18,177
-------------------------------------------------------------------------------------------------
    Total Liabilities                                             $2,139,270          $1,751,349

SHAREHOLDERS' EQUITY                                                 609,086             781,735
-------------------------------------------------------------------------------------------------
    Total Liabilities and Shareholders' Equity                    $2,748,356          $2,533,084
=================================================================================================

                               THE TIMKEN COMPANY

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   By:  /s/ William R. Burkhart
                                       ----------------------------------------
                                       William R. Burkhart
                                       Senior Vice President and General Counsel

Date: January 22, 2003